UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1 to Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2008 (August 4, 2008)
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-12716 (Commission File Number)	04-2573920 (IRS Employer Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-23.1 Consent of McGladrey & Pullen, LLP.

Explanatory Note
As previously reported in a Current Report on Form 8-K filed on August 8, 2008 (the “Initial Filing”), on August 4, 2008, Clinical Data, Inc. (the “Company”) and its wholly-owned subsidiary PGxHealth, LLC (“PGxHealth”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Adenosine Therapeutics, LLC (“Adenosine”), a developer of drug products relating to selective adenosine receptor modulators, pursuant to which Adenosine agreed to sell to PGxHealth substantially all of its assets, including, but not limited to, all equipment and personal property, leases, patents, know-how, trademarks, copyrights, in-license and out-license rights and agreements; the Company and PGxHealth agreed to assume certain liabilities of Adenosine. This Amendment No. 1 amends the Initial Filing to include the historical financial statements of Adenosine and the pro forma financial information required by Item 9.01 of Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Adenosine Therapeutics, LLC:

INDEPENDENT AUDITOR’S REPORT

FINANCIAL STATEMENTS:
Balance Sheets as of June 30, 2008 (Unaudited) and December 31, 2007 and 2006 (Audited)

Statements of Operations for the six months ended June 30, 2008 and 2007 (Unaudited) and for the years ended December 31, 2007 and 2006 (Audited)

Statements of Changes in Members’ Equity (Deficit) for the six months ended June 30, 2008 (Unaudited) and for the years ended December 31, 2007 and 2006 (Audited)

Statements of Cash Flows for the six months ended June 30, 2008 and 2007 (Unaudited) and for the years ended December 31, 2007 and 2006 (Audited)

Notes to Financial Statements June 30, 2008 and 2007 (Unaudited) and December 31, 2007 and 2006 (Audited)
(b)	Unaudited Pro Forma Combined Condensed Consolidated Financial Statements:

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of June 30, 2008

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the three months ended June 30, 2008

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the year ended March 31, 2008

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements
(c)	Exhibits.
     See Exhibit Index on the page immediately following the signature page for a list of exhibits filed as part of this current report, which Exhibit Index is incorporated herein by reference.

Independent Auditor’s Report
The Members
Adenosine Therapeutics, LLC
We have audited the accompanying balance sheets of Adenosine Therapeutics, LLC (the Company) as of December 31, 2007 and 2006, and the related statements of operations, changes in members’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adenosine Therapeutics, LLC as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 11, on August 4, 2008, substantially all of the assets of the Company were sold.

/s/ McGladrey & Pullen, LLP
Richmond, Virginia
August 29, 2008

Adenosine Therapeutics, LLC
Balance Sheets

	June 30,	December 31,
	2008	2007	2006
	(Unaudited)	(Audited)	(Audited)
Assets
Current Assets:
Cash and cash equivalents	$8,216,385	$12,329,516	$1,720,936
Grant receivable	764,606	201,391	88,533
Other accounts receivable	273,570	175,132	56,218
Prepaid assets	32,748	29,578	29,834

Total current assets	9,287,309	12,735,617	1,895,521

Lab equipment	884,657	832,001	570,851
Furniture and fixtures	66,431	59,023	68,726

	951,088	891,024	639,577
Less accumulated depreciation	(573,096)	(511,364)	(397,444)

Net furniture, fixtures and equipment	377,992	379,660	242,133

Other assets	36,548	46,566	10,647

Total assets	$9,701,849	$13,161,843	$2,148,301

Liabilities And Members’ Equity
Current Liabilities:
Accounts payable	$325,159	$738,493	$442,391
Accrued expenses	—	174,798	89,740
Deferred salaries	—	34,908	405,247
Note payable, current	985,731	1,013,497	—
Capital lease obligations, current	19,595	11,113	4,679
Deferred option income, current	724,992	724,992	—

Total current liabilities	2,055,477	2,697,801	942,057

Long-Term Liabilities:
Deferred rent	3,039	6,681	11,778
Note payable, long-term	2,128,774	2,678,690	—
Capital lease obligations, long-term	77,534	51,301	24,563
Deferred option income, long-term	1,454,240	1,816,736	—

Total long-term liabilities	3,663,587	4,553,408	36,341

Total liabilities	5,719,064	7,251,209	978,398

Commitments and contingencies

Members’ Equity:
Class A Units: 5,589,708, 5,589,708 and 5,473,413 units outstanding	1,054,612	1,054,612	1,118,812
Class B Units: 1,222,984, 1,222,984 and 1,231,724 units outstanding	3,458,181	3,458,181	3,483,181
Class C Units: 2,619,681, 2,619,681 and 332,427 units outstanding	9,561,776	9,561,776	1,202,070
Additional paid-in capital	298,134	253,872	185,972
Retained capital (deficit)	(10,389,918)	(8,417,807)	(4,820,132)

Total members’ equity	3,982,785	5,910,634	1,169,903

Total liabilities and members’ equity	$9,701,849	$13,161,843	$2,148,301

See Notes To Financial Statements.

Adenosine Therapeutics, LLC
Statements Of Operations

	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Revenues:
Licensing and collaboration revenue	$4,730	$880	$2,130	$672,695
Grants revenue	859,357	886,196	1,972,889	1,973,398
Option income	362,496	45,776	358,272	29,356
Investment income	132,305	32,156	261,423	25,526
Research services income	—	9,301	32,849	34,694
Other	19,596	21	23,317	553

Total revenues	1,378,484	974,330	2,650,880	2,736,222

Expenses:
Salaries and related taxes	1,309,609	1,037,304	2,195,433	2,000,446
Professional services	407,425	513,905	1,103,666	580,024
Research and development	943,381	563,898	1,531,054	1,521,806
Licensing fees	18,615	380,520	532,295	18,952
Rent	77,913	78,267	158,425	135,700
Interest	192,505	1,325	86,391	706
Other	401,147	354,393	641,291	521,809

Total expenses	3,350,595	2,929,612	6,248,555	4,779,443

Net loss	$(1,972,111)	$(1,955,282)	$(3,597,675)	$(2,043,221)

See Notes To Financial Statements.

Adenosine Therapeutics, LLC
Statements Of Changes in Members’ Equity
Six Months Ended June 30, 2008 (Unaudited) and Years Ended December 31, 2007 and 2006 (Audited)

				Additional
	Class A	Class B	Class C	Paid-In	Retained	Total
	Units	Units	Units	Capital	Capital	Capital
Balance (Deficit), December 31, 2005	$1,127,399	$3,474,000	$—	$—	$(2,776,911)	$1,824,488

Class B Units issued	—	9,181	—	—	—	9,181
Class C Subscriptions	—	—	1,202,070	—	—	1,202,070
Unit-based compensation expense	—	—	—	177,385	—	177,385
Reclassification of prior year option expense	(8,587)	—	—	8,587	—	—
Net loss	—	—	—	—	(2,043,221)	(2,043,221)

Balance (Deficit), December 31, 2006 (Audited)	1,118,812	3,483,181	1,202,070	185,972	(4,820,132)	1,169,903

Class A Units issued	35,800	—	—	34,125	—	69,925
Class C Units issued	—	—	8,359,706	—	—	8,359,706
Unit-based compensation expense	—	—	—	77,870	—	77,870
Membership units redeemed	(100,000)	(25,000)	—	(44,095)	—	(169,095)
Net loss	—	—	—	—	(3,597,675)	(3,597,675)

Balance (Deficit), December 31, 2007 (Audited)	1,054,612	3,458,181	9,561,776	253,872	(8,417,807)	5,910,634

Unit-based compensation expense	—	—	—	44,262	—	44,262
Net loss	—	—	—	—	(1,972,111)	(1,972,111)

Balance (Deficit), June 30, 2008 (Unaudited)	$1,054,612	$3,458,181	$9,561,776	$298,134	$(10,389,918)	$3,982,785

See Notes To Financial Statements.

Adenosine Therapeutics, LLC
Statements Of Cash Flows

	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Cash Flows From Operating Activities:
Net loss	$(1,972,111)	$(1,955,282)	$(3,597,675)	$(2,043,221)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	62,942	63,630	129,638	104,306
Noncash stock compensation	—	35,704	35,704	9,181
Loss on disposal of assets	561	2,277	4,166	—
Unit-based compensation	44,262	13,970	77,870	177,385
Changes in operating assets and liabilities:
(Increase) decrease in:
Grant receivables	(563,215)	(777,369)	(112,858)	216,696
Other accounts receivable	(98,438)	48,418	(118,914)	97,905
Notes receivable	—	—	—	74,060
Other assets	—	(15,000)	(15,560)	—
Prepaid assets	(3,170)	21,046	256	2,910
Increase (decrease) in:
Accounts payable and accrued expenses	(588,132)	306,732	381,160	(131,013)
Deferred option income	(362,496)	2,254,224	2,541,728	(622,119)
Deferred rent	(3,642)	(4,143)	(5,097)	(9,816)
Deferred salaries	(34,908)	(405,247)	(370,339)	229,219

Net cash used in operating activities	(3,518,347)	(411,040)	(1,049,921)	(1,894,507)

Cash Flows From Investing Activities:
Purchases of property and equipment	(18,375)	(210,030)	(231,503)	(22,488)
Purchases of intangible assets	—	(3,535)	(3,535)	—
Decrease in escrow deposit	—	—	—	13,122
Decrease (increase) in other assets	10,018	(700)	(2,417)	(1,276)

Net cash used in investing activities	(8,357)	(214,265)	(237,455)	(10,642)

(continued)

Adenosine Therapeutics, LLC
Statements Of Cash Flows

	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Cash Flows From Financing Activities:
Proceeds from issuance of membership units	—	6,891,660	8,428,410	—
Proceeds from borrowing on long-term debt	—	—	4,000,000	—
Proceeds from Class C Unit subscriptions	—	—	—	1,220,000
Principal payments on long-term debt	(577,682)	—	(307,813)	—
Redemption of membership units	—	—	(169,095)	—
Membership financing costs	—	(24,914)	(34,483)	(17,930)
Principal payments under capital leases	(8,745)	(2,502)	(6,656)	(1,209)
Increase in deferred loan costs	—	—	(14,407)	—

Net cash (used in) provided by financing activities	(586,427)	6,864,244	11,895,956	1,200,861

Net (decrease) increase in cash and cash equivalents	(4,113,131)	6,238,939	10,608,580	(704,288)

Cash and cash equivalents at beginning of the year	12,329,516	1,720,936	1,720,936	2,425,224

Cash and cash equivalents at end of the year	$8,216,385	$7,959,875	$12,329,516	$1,720,936

Supplemental Disclosure Of Cash Flow Information Interest paid	$226,136	$1,325	$48,148	$706

Supplemental Schedule of Noncash Investing And Financing Activities
Proceeds from borrowing on capital leases	$43,460	$—	$39,829	$30,450
Capital assets purchased financed by Class A Units	—	17,300	17,300	—

Total noncash investing and financing activities	$43,460	$17,300	$57,129	$30,450

See Notes To Financial Statements.

Adenosine Therapeutics, LLC
Notes To Financial Statements
June 30, 2008 and 2007 (Unaudited) and December 31, 2007 and 2006 (Audited)
Note 1. Nature of Business and Significant Accounting Policies
Nature of business: Adenosine Therapeutics, LLC (the Company or ATL) is a biopharmaceutical company focusing on the discovery and development of novel therapeutic products that target adenosine receptor subtypes. The Company’s Adenosine A2A agonists and antagonists, Adenosine A2B antagonists, A3 agonists and Adenosine A1 allosteric enhancers offer potential commercialization opportunities across a range of therapeutic areas. In addition to developing its own products, the Company seeks to collaborate with other companies in the pharmaceutical and biotechnology industries in an effort to generate licensing fees and royalties resulting from the commercialization and sales of its pharmaceutical products.
ATL is a limited liability company organized in the Commonwealth of Virginia under the provisions of an operating agreement that expires on March 1, 2050. The Company commenced operations in February 1999, and had 160 members holding 9,432,373 outstanding membership units at June 30, 2008 and December 31, 2007 and 109 members holding 6,705,137 outstanding membership units at December 31, 2006.
Interim financial statements: The accompanying interim financial statements and related notes are unaudited. The information furnished reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of results for the interim period. Such adjustments consisted of only normal recurring items. The interim period results are not necessarily indicative of the results for the full year or any future period.
A summary of the Company’s significant accounting policies follows:
Personal assets and liabilities and members’ salaries: In accordance with the generally accepted method of presenting financial statements of a limited liability company, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the Company or their rights to refunds on its net (loss), nor any provision for income tax expense or an income tax refund.
The expenses shown in the statements of operations include salaries to the members.
Use of estimates: The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period reported. Actual results could differ from those estimates.
Cash and cash equivalents: For purposes of reporting cash flows, the Company considers all cash accounts and all highly liquid investments with a maturity date of three months or less to be cash equivalents.
Grant receivables: Grant receivables represent amounts due to the Company from the National Institutes of Health (NIH), the U.S. Department of Agriculture (USDA), and the University of Virginia for research and development performed under various NIH and USDA grant agreements.

Adenosine Therapeutics, LLC
Notes To Financial Statements
June 30, 2008 and 2007 (Unaudited) and December 31, 2007 and 2006 (Audited)
There has been no history of write offs of receivables from NIH or USDA and thus, no provision has been made for doubtful receivables.
Concentration of credit risk and other uncertainties: The Company maintains its cash investments in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.
The Company has a history of losses and expects to incur substantial losses for the foreseeable future. Even if the Company succeeds in developing and commercializing one or more of its products, the Company expects to continue to incur substantial losses for the foreseeable future. The Company has funded all of its operations with the proceeds from private membership offerings, licensing and collaboration revenue and grant funding from the NIH and USDA.
The Company expects that its current cash and cash equivalents on hand will be sufficient to meet its working capital needs for at least the next 12 months. However, the Company may need to raise additional funds sooner, and additional financing may not be available on favorable terms, if at all.
Revenue recognition: Revenues generated from grants, license agreements, option agreements, and research services activities are recognized when earned. Grant revenue is recognized concurrently with the recognition of the related research and development expenses on each respective grant. License agreement and option agreement income is recognized over the term of the respective agreements. Research services income is generated by and recognized upon the performance of studies rendered by ATL to the third-parties.
Property, plant, and equipment: Property, plant, and equipment are stated at cost. Maintenance, repairs and minor renewals are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from five to seven years.
Valuation of long-lived assets: The Company accounts for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell.
Rent expense: Rent expense is recorded in accordance with Statement of Financial Accounting Standards No. 13, Accounting for Leases, which requires rent to be recognized ratably over the life of the lease. Rent expense in excess of rental payments is reported as deferred rent.

Adenosine Therapeutics, LLC
Notes To Financial Statements
June 30, 2008 and 2007 (Unaudited) and December 31, 2007 and 2006 (Audited)
Unit-based compensation: As further described in Note 8, the Company grants membership options and equity interests to management and employees. Effective January 1, 2006, the Company adopted Statement of Financial Accounting (SFAS) 123(R), Share-Based Payment, prospectively. Under this standard, the Company records compensation expense based upon the fair value for new awards and awards modified, repurchased or cancelled after the adoption date. Such values are recorded over the requisite service period using the straight-line method. Options and equity interests granted to non-employees are accounted for in accordance with Emerging Issues Task Force Issue (EITF) No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services. Accordingly, the estimated fair value of the equity instrument is recorded on the earlier of the performance commitment date or the date the services required are completed.
Research and development costs: The Company expenses its research and development costs as incurred and will continue to do so until the realizability of the Company’s technologies can be established.
New accounting standards: In July 2006 the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return. If there are changes in net assets as a result of application of FIN 48, these will be accounted for as an adjustment to the opening balance of retained earnings. Additional disclosures about the amounts of such liabilities will be required also. In February 2008, the FASB delayed the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2007. The Company will be required to adopt FIN 48 in its fiscal year 2009 annual financial statements. The Company expects to adopt FIN 48 during fiscal year 2009, and is currently assessing the impact of FIN 48 on its financial position and results of operations.
In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements. The standard defines fair value, establishes a framework of measuring fair value and expands required disclosures about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS 157 in 2008 did not have a material impact on the Company’s financial position and results of operations.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (including an amendment of SFAS No. 115). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective of this statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities at their respective fair values without having to apply complex hedge accounting provisions. SFAS 159 is effective for fiscal years

Adenosine Therapeutics, LLC
Notes To Financial Statements
June 30, 2008 and 2007 (Unaudited) and December 31, 2007 and 2006 (Audited)
beginning after November 15, 2007. The adoption of SFAS 159 in 2008 did not have a material impact on the Company’s financial position and results of operations.
Note 2. Grant Receivables
Grant receivables consisted of the following:

	June 30,	December 31,
	2008	2007	2006
	(Unaudited)	(Audited)	(Audited)
Billed receivables	$764,606	$185,938	$24,576
Unbilled receivables	—	15,453	63,957

	$764,606	$201,391	$88,533

Note 3. Licensing And Collaboration Agreements
License agreements: In April 1999 and 2000, the Company entered into licensing and collaboration agreements with the University of Virginia Patent Foundation (UVAPF) for exclusive licensing and sublicensing rights to UVAPF’s patented technology for the human therapeutic use of adenosine and adenosine derivatives, receptor-selective adenosine derivatives, and compounds that interact with adenosine receptors or their signaling pathways. Under the terms of these agreements, ATL gave UVAPF a 5% interest in the Company, with such interest subject to an anti-dilution provision until the Company raised at least $2 million in capital, which the Company has accomplished, and is obligated to make developmental milestone and royalty payments.
In April 2000, the Company entered in a licensing and collaboration agreement with Bristol Myers Squibb (BMS) for exclusive, worldwide licensing and sublicensing rights to the Company’s and the UVAPF patented technology in the field of pharmacological stress imaging for the diagnosis and prognosis of coronary artery disease (the “BMS License”). Under the terms of the BMS License, BMS paid ATL $850,000 in addition to $62,500 quarterly research reimbursements for the first three years of the agreement and $100,000 as consideration for material transfers made to BMS. BMS was also obligated to make developmental milestone and royalty payments. The Company deferred the initial licensing fee of $850,000, which was being amortized into revenue, on a straight-line basis, over the estimated useful life of the corresponding patent portfolio, which was 19 years. The quarterly research reimbursements were recognized when received. On December 31, 2006, ATL and BMS entered into an agreement whereby the BMS License was terminated. Under this termination agreement, BMS assigned and transferred all “know-how”, development and patent rights, trademarks and domain names related to the license to ATL at no cost to ATL. Additionally, per this termination agreement ATL acquired all drug materials related to the BMS license. All related remaining deferred licensing revenue as of December 31, 2006 was recognized on that date.
In April 2001, ATL, the Penn State Research Foundation (PSRF), and UVAPF entered into an agreement that provides ATL with the exclusive, worldwide licensing and sublicensing rights to PSRF’s and UVAPF’s patented technology for methods of improving insulin sensitivity using an adenosine receptor antagonist. In connection with entering into the agreement, ATL paid PSRF

Adenosine Therapeutics, LLC
Notes To Financial Statements
June 30, 2008 and 2007 (Unaudited) and December 31, 2007 and 2006 (Audited)
$17,000, and the Company issued warrants to PSRF to purchase 25,000 membership units at a price of $0.10 per unit. The warrants are immediately exercisable and expire on April 13, 2011. ATL is also obligated to make developmental milestone and royalty payments on the licensed technology under the terms of the agreement. The Company expensed the fair value of the warrants and the up-front payment in 2001 upon signing the agreement.
In September 2004 and 2005, ATL and the United States Public Health Service (PHS) entered into non-exclusive and co-exclusive worldwide license agreements, respectively, for the development of therapeutic compounds based on adenosine receptor subtypes to be used in the treatment of human cancer and tumors and for the purpose of increasing the efficacy of vaccines. Under the terms of the agreements, ATL is obligated to make annual and specified benchmark royalty payments as well as reimbursement of a portion of patent application expenses.
Discovery and collaboration agreement: On December 30, 2004, ATL and Johnson & Johnson Pharmaceutical Research & Development, LLC (J&JPRD) entered into an agreement that included an exclusive, worldwide option for one year for J&JPRD to enter into an exclusive license to collaborate with the Company in research and development of A2B antagonist compounds that have potential for treatment of asthma, diabetes, and other indications. In consideration for the option, J&JPRD agreed to pay ATL $1,600,000 and an additional $500,000 to be directed toward further research into the indications mentioned above. The option and the research collaboration fees were received in February 2005, and were recognized as income over the term of the agreement, as extended (see below). J&JPRD also reimbursed ATL for certain patent costs and attorney fees incurred from July 1, 2004 through the earlier of the option exercise date or the expiration of the one-year term agreement. ATL and J&JPRD extended the expiration date of the agreement to January 10, 2006. J&JPRD did not exercise the option by that date and the agreement expired. During 2006, $29,356 was recognized as option income on the income statement.
In October 2005, ATL and the University of Massachusetts Medical School (Medical School) entered into a licensing and collaboration agreement that provides ATL with an exclusive worldwide license, with the right to grant sublicenses, to the Medical School’s patent for using A2 adenosine agonists in the field of treating heart failure. Under the terms of the agreement, ATL is obligated to make developmental licensing and sublicensing milestone and royalty payments on the licensed technology. The October agreement replaced a non-exclusive license agreement for the same terms previously signed in June 2005.
In May 2007, the Company and Santen Pharmaceutical Co., Ltd. (Santen) entered into an exclusive worldwide option to an exclusive license agreement for Santen to collaborate with ATL in research and development of certain compounds that have potential for treatment of any ophthalmic disease. The option agreement will expire on the first to occur of the execution of a license agreement or the third (3rd) anniversary of the effective date. In consideration for the option, Santen agreed to make an upfront payment to ATL, as well as additional payments up to a total of $970,000 based on milestones and the delivery by ATL to Santen of research quantities of compounds.
In May 2007, ATL and Novartis BioVentures, Ltd. (Novartis) entered into an exclusive worldwide option agreement for an exclusive license for Novartis to collaborate with the Company in research

Adenosine Therapeutics, LLC
Notes To Financial Statements
June 30, 2008 and 2007 (Unaudited) and December 31, 2007 and 2006 (Audited)
and development of A2B antagonist compounds that have potential for treatment of asthma, diabetes, and other indications. The option agreement will expire on the earlier of (1) the fifth (5th) anniversary of the effective date or (2) upon commencement of a Phase I clinical study using an A2B antagonist compound. In consideration for the option, Novartis paid ATL $2,000,000.
In May 2007, Novartis purchased 1,089,919 Class C membership units at $3.67 per unit for a total of $4,000,000 as described in Note 7.
Note 4. Lease Obligations
The Company has entered into multiple leasing arrangements related to its office and lab space as well as printer/copier equipment. These leasing arrangements have terms ranging from 6 months to 5 years and include renewal options for similar terms. The Company’s leases on its office and lab space also include scheduled rent increases over the life of the leases. Rent expense was $77,913 and $78,267 for the six months ended June 30, 2008 and 2007, respectively, and $158,425 and $135,700 for the years ended December 31, 2007 and 2006, respectively. Future minimum lease payments at December 31, 2007 are as follows:

Years Ending December 31,
2008	$151,342
2009	133,261
2010	56,288

$340,891

Note 5. Long-Term Debt
On November 1, 2007, the Company borrowed $4,000,000 from ATEL Ventures, Inc. (ATEL). The note bears interest at 11% per annum and requires 42 monthly payments of $114,129 each. The first and last payments were due at inception and immediately applied as a reduction of the outstanding principal balance. The note balance may be prepaid in full along with an additional fee calculated as a percentage, based on the prepayment date, of the outstanding principal. Collateral for the note, which includes all personal property, fixtures, and accounts, does not include Intellectual Property of the Company.
Interest expense on the note was $187,377 for the six months ended June 30, 2008 and $68,419 for the year ended December 31, 2007. The payments to be made in 2008 total $1,369,550, of which $1,013,497 and $356,053 represent principal and interest, respectively. Future minimum note payments as of December 31, 2007 are as follows:

Adenosine Therapeutics, LLC
Notes To Financial Statements
June 30, 2008 and 2007 (Unaudited) and December 31, 2007 and 2006 (Audited)

Years Ending December 31,

2008	$1,369,550
2009	1,369,550
2010	1,369,550
2011	291,079

Total Minimum Note Payments	4,399,729
Less the Amount Representing Future Interest	(707,542)

Present Value of Net Minimum Note Payments	$3,692,187

As further consideration to ATEL related to the loan, the Company issued warrants, expiring on November 1, 2017, to purchase 43,597 Class C membership units at $3.67 per unit. Also on November 1, 2007, ATEL purchased 136,240 Class C membership units at $3.67 per unit for a total of $500,000.
Note 6. Capital Lease Obligations
The Company had two capital leases expiring in September 2011 and October 2012 for laboratory equipment with a cost basis of $70,446 and accumulated depreciation of $17,354 and $10,310 at June 30, 2008 and December 31, 2007, respectively. In January 2008, the Company entered into a third capital lease for laboratory equipment with a cost basis of $43,461 and accumulated depreciation of $4,346 at June 30, 2008. The payments to be made in 2008 total $27,698, of which $18,071 and $9,627, represent principal and interest, respectively. Interest expense on the capital leases was $4,150 and $1,325 for the six months ended June 30, 2008 and 2007, respectively, and $3,806 and $706 for the years ended December 31, 2007 and 2006, respectively.
Future minimum payments under the capital leases including the $43,461 lease entered into in January 2008 at December 31, 2007 are as follows:

Years Ending December 31,

2008	$27,698
2009	29,194
2010	29,194
2011	27,919
2012	19,824

T otal Minimum Lease Payments	133,829
Less the Amount Representing Future Interest	(27,954)

Present Value of Net Minimum Lease Payments	$105,875

Note 7. Members’ Equity
The Company has three classes of membership interests, Class A Units, Class B Units, and Class C Units. As of December 31, 2007, all members were party to the Amended and Restated Operating Agreement, dated May 31, 2007, (the Operating Agreement) which includes certain provisions for

Adenosine Therapeutics, LLC
Notes To Financial Statements
June 30, 2008 and 2007 (Unaudited) and December 31, 2007 and 2006 (Audited)
the governance of the Company as well as the transfer, issuance, buy-back and liquidation of member units. Each unit of membership interest carries one vote.
Distributions: All distributions of the Company’s net cash flow or other property shall be made to the members in proportion to their respective membership interests on the date of record of the distribution.
Distributions of capital proceeds: All distributions of capital proceeds shall be made first to the Class C members pro rata in accordance with their respective membership interests in an amount equal to their unreturned capital; second to the Class B members pro rata in accordance with their respective membership interests in an amount equal to their unreturned capital; third to the Class A members pro rata in accordance with their respective membership interests in an amount equal to their unreturned capital; fourth to the Class A members equal to the amount distributed to Class B Units; fifth to the Class A members and Class B members equal to the aggregate amount distributed to Class C Units and the balance to all members in proportion to their respective membership interests.
Upon dissolution of the Company, any assets available for distribution shall be allocated to members in a manner similar to that for capital proceeds.
Warrants: The Company has issued warrants that entitle the holders to purchase Class A and Class C membership units. The warrants are transferable and may be exercised in whole or in part and contain provisions which provide for the adjustment in the number of units subject to the warrant in the event of splits, reverse splits or similar recapitalizations or reclassifications of the Class A and Class C membership units.
As of December 31, 2007, the Company had the following warrants to purchase membership units:

Class of Units	Number of Units	Exercise Price per Unit	Expiration Date

A	25,000	$0.10	April 13, 2011
A	7,200	$2.20	August 31, 2013
C	43,597	$3.67	November 1, 2017
Membership equity financing: On January 1, 2007, the Company issued 332,427 of the total Class C units for subscriptions totaling $1,220,000 received in 2006. During 2007, the Company issued a total of 2,619,681 Class C membership units at $3.67 per unit for a total issuance of $9,614,000, of which Novartis purchased 1,089,919 membership units for a total issuance of $4,000,000. The Company incurred $34,500 and $18,000 during 2007 and 2006, respectively, in issuance costs related to the membership financing recorded as a reduction to members’ equity.
Note 8. Unit-Based Compensation
The Company issues unit-based compensation in the form of option awards and membership units to attract and retain executive officers, employees, non-employee directors and other non-employee advisors and service providers. Options and units may be granted at the discretion of management.

Adenosine Therapeutics, LLC
Notes To Financial Statements
June 30, 2008 and 2007 (Unaudited) and December 31, 2007 and 2006 (Audited)
Options vest on average after 4 years from the date of grant and vest on a straight-line basis. Unit grants are awarded but are subject to forfeiture with such forfeiture expiring, generally over a 4 year period on a straight-line basis. All unit-based compensation relates to Class A membership units.
The fair value of each option award and membership unit is estimated at the date of grant using the Black-Scholes valuation model that utilizes the assumptions included in the table below. The expected term assumption reflects the period for which the Company believes the options and membership units will remain outstanding. The Company determined the volatility based on comparative private company valuation volatility. The risk free rate reflects the U.S. Treasury yield curve for a similar expected life instrument in effect at the time of the grant. The assumptions utilized for the years ended December 31, 2007 and 2006 are as follows:

	2007	2006
Expected terms (in years)	3 years	3 years
Expected volatility	100%	100%
Expected dividends	0%	0%
Risk-free rate	5.00%	5.00%
Option awards: The weighted average grant date fair value per option granted during the years ended December 31, 2007 and 2006 was $2.36 and $2.25, respectively. The total intrinsic value of option awards exercised during the year ended December 31, 2007 was $5,500.
A summary of the status of the Company’s nonvested units as of December 31, 2007 and 2006 and changes during the years ended December 31, 2007 and 2006 is as follows:

		Weighted-
		Average
		Grant-Date
Nonvested Units	Units	Fair Value
Nonvested at December 31, 2005	396,463	$1.09
Granted	25,863	2.25
Vested	(38,684)	1.25
Forfeited	—	—

Nonvested at December 31, 2006	383,642	1.15
Granted	302,000	2.36
Vested	(175,509)	1.79
Forfeited	(186,783)	1.49

Nonvested at December 31, 2007	323,350	2.35

Option activity is as follows for the years ended December 31, 2007 and 2006:

Adenosine Therapeutics, LLC
Notes To Financial Statements
June 30, 2008 and 2007 (Unaudited) and December 31, 2007 and 2006 (Audited)

		Weighted-		Weighted-
	Units	Average		Average
	Subject to	Exercise	Options	Exercise
	Options	Price	Exercisable	Price
Balance at December 31, 2005	616,800	$2.64	221,234	$1.31
Options granted	26,863	3.50	1,754	3.50
Previously issued options that become exercisable in 2006	—	—	37,033	2.82
Options exercised	—	—	—	—
Options cancelled/forfeited	—	—	—	—

Balance at December 31, 2006	643,663	2.68	260,021	1.54
Options granted	302,000	3.67	375	3.67
Previously issued options that become exercisable in 2007	—	—	175,134	3.42
Options exercised	(38,000)	0.14	(38,000)	0.14
Options cancelled/forfeited	(372,405)	3.38	(185,622)	3.27

Balance at December 31, 2007	535,258	$2.93	211,908	$1.83

At December 31, 2007 and 2006, the range of exercise prices and weighted-average remaining contractual lives of outstanding options were as follows:

2007			2006
		Weighted-			Weighted-
		Average			Average
		Remaining			Remaining
Exercise	Number of	Contractual	Exercise	Number of	Contractual
Price	Units	Life	Price	Units	Life
$0.10	60,000	2.4 years	$0.10	97,500	3.4 years
2.00	15,000	3.9	2.00	20,000	4.9
2.20	91,300	6.5	2.20	116,300	7.0
2.86	20,500	7.0	2.86	28,000	8.1
3.50	46,458	6.5	3.50	381,863	8.2
With adoption of SFAS No. 123R in 2006, the Company recognized $21,846 and $177,385 of compensation expense related to option grants during the years ended December 31, 2007 and 2006, respectively.
As of December 31, 2007, there was approximately $47,297 of total unrecognized compensation cost associated with nonvested unit-based compensation arrangements. That remaining cost is expected to be recognized over a period of approximately 4 years. The total fair value of options vested during the years ended December 31, 2007 and 2006 was $297,649 and $110,028, respectively.

Adenosine Therapeutics, LLC
Notes To Financial Statements
June 30, 2008 and 2007 (Unaudited) and December 31, 2007 and 2006 (Audited)
During 2007, the Company issued 300,000 option awards that vest upon certain change in control events. As of December 31, 2007, no compensation expense related to these awards has been recognized.
Membership Units: During 2006, there was no membership unit activity as it relates to unit-based compensation. The weighted average grant date fair value per award granted during the year ended December 31, 2007 was $2.36.
Membership unit activity related to unit-based compensation is as follows for the year ended December 31, 2007:

	Total	Units Not
	Units Granted	Subject To
	Outstanding	Forfeiture

Balance at December 31, 2006	75,000	73,438
Units Granted	76,500	22,766
Previously issued that became non-forfeitable in 2007	—	1,562
Units canceled/forfeited	(750)	(94)

Balance at December 31, 2007	150,750	97,672

With adoption of SFAS No. 123R in 2006, the Company recognized $56,024 and $38,971 of compensation expense related to unit grants during the years ended December 31, 2007 and 2006, respectively.
As of December 31, 2007, there was approximately $125,077 of total unrecognized compensation cost associated with nonvested unit-based compensation arrangements. That remaining cost is expected to be recognized over a period of approximately 4 years. The total fair value of units vested during the years ended December 31, 2007 and 2006 was $56,245 and $3,516, respectively.
Note 9. Related Party Transactions
During 2007 and 2006, the expense related to guaranteed payments and salaries to members totaled $1,878,944 and $795,229, respectively. At December 31, 2007 and 2006 total guaranteed salaries due to members and employees totaled $34,908 and $405,247, respectively. Expenses related to a licensing agreement with UVAPF totaled $373,395 and $1,452 during 2007 and 2006, respectively. Rent paid to Spinner Technologies, Inc., a member, totaled $27,210 and $28,709 during 2007 and 2006, respectively. At December 31, 2007, the Company had a note payable of $3,692,187 to ATEL, a member, as described in Note 5. During 2007, the Company paid interest to ATEL of $34,574. During 2007, the Company received $2,000,000 from Novartis for an option agreement as described in Note 3. ATL is recognizing the Novartis option income over the term of the agreement. At December 31, 2007, $1,765,573 is included in deferred option income on the balance sheet and $234,427 is recognized as option income in the statement of operations for the year ended December 31, 2007. Also see Note 10 for discussion of asset purchase agreement with related party.

Adenosine Therapeutics, LLC
Notes To Financial Statements
June 30, 2008 and 2007 (Unaudited) and December 31, 2007 and 2006 (Audited)
Note 10. Asset Purchase Agreement
On June 1, 2007, ATL entered into an asset purchase agreement with RT Scientific, Inc. (RTSI), a company that assembles and sells chromatography systems. Robert D. Thompson was President of RTSI and also an ATL officer and member. ATL purchased substantially all of the assets of RTSI for $93,000 in cash and thirty thousand (30,000) Class A membership units.
Note 11. Commitments And Contingencies
On August 4, 2008 and effective the same date, the Company entered into an asset purchase agreement with PGxHealth, LLC, a wholly-owned subsidiary of Clinical Data, Inc. (NASDAQ: CLDA) (“Clinical Data”) in which Clinical Data purchased substantially all of the assets and assumed certain liabilities of the Company. Under the terms of the asset purchase agreement, Clinical Data paid the company $11 million in cash at closing and issued the Company a five-year promissory note for $22 million and a 32-month promissory note for $3.2 million. Clinical Data is also obligated to pay the Company contingent payments potentially totaling $30,000,000 based on the achievement of certain regulatory and commercial milestones involving assets purchased from the Company. In the transaction, the Company retained its cash and receivables of approximately $8.9 million, which brought the total potential deal consideration to $75.1 million.
Also on August 4, 2008, ATL prepaid in full the note payable to ATEL per the terms of the note. That payment totaled $3,381,000.

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     On August 4, 2008, Clinical Data, Inc. (the “Company” or “CLDA”) and its wholly-owned subsidiary PGxHealth LLC (“PGxHealth”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Adenosine Therapeutics, LLC (“Adenosine” or “ATL”), a developer of drug products relating to selective adenosine receptor modulators, pursuant to which Adenosine agreed to sell to PGxHealth substantially all of its assets, including, but not limited to, all equipment and personal property, leases, patents, know-how, trademarks, copyrights, in-license and out-license rights and agreements; and further agreed that PGxHealth is not purchasing (i) a total of $10,000,000 of Adenosine’s cash and accounts receivable (in any combination of amounts); (ii) Adenosine’s records, (iii) any insurance policies (or related prepayments), (iv) personal property of Adenosine’s, or (v) promotional items (such as coffee mugs, pens and the like) marked with Adenosine’s logo (the “Excluded Assets”). In addition, the Company and PGxHealth agreed to assume certain liabilities of Adenosine. Specifically, the Company assumed ATL’s employee severance obligations per ATL’s “Change-In Control Event — Employee Severance Policy”. The Company will provide the same severance as described in ATL’s severance policy, namely to provide, for a period of six months following the Closing, one-month of severance for every six months of employment up to a cap of six months. After six months of employment by the Company, this obligation will expire. In addition, employee accrued vacation time will be carried forward. The consideration paid under the Purchase Agreement was $11 million in cash, and PGxHealth’s issuance of a $22 million, five-year promissory note (“Note 1”) and a separate $3.2 million, 32-month promissory note (“Note 2” and collectively with Note 1, the “Notes”). In addition, for a period of ten years following the closing, contingent consideration of up to $30 million in cash may be paid by the Company to Adenosine upon the achievement of certain regulatory and commercial milestones as follows: (i) $5 million upon the approval by the United States Food and Drug Administration for sale in the United States of any product covered by any of Adenosine’s patents (a “Seller Compound”); (ii) $10 million upon the initial achievement of $100 million in aggregate gross sales of any Seller Compound in any fiscal year; (iii) $15 million upon the initial achievement of $250 million in aggregate gross sales of any Seller Compound; and (iv) one-third of all licensing and/or sublicensing revenue received by the Company with respect to license and/or sublicense of any Seller Compound or any of Adenosine’s patents, up to a maximum aggregate of $15 million payable to Adenosine; provided, however, (a) that all amounts up to the first $5 million paid to Adenosine under section (iv) shall offset on a dollar-for-dollar basis the payment required by section (i) above and (b) all amounts paid to Adenosine in excess of $5 million pursuant to section (iv) shall offset on a dollar-for-dollar basis the payment required by section (ii) above. Total consideration under the Purchase Agreement could reach $66.2 million upon the achievement of all milestones and/or receipt of licensing and/or sublicensing revenue following the closing.
     Note 1 accrues simple interest of 6% per annum, amortized over the five-year term of Note 1 in equal quarterly installments paid in arrears. Note 2 accrues simple interest of 11% per annum, amortized over the thirty-two month term of Note 2 in equal monthly installments paid in arrears.
     The Notes are currently in repayment. Note 1 requires quarterly principal and interest payments over the term of Note 1. Principal payments under Note 1 will be $1,100,000 per quarter. Note 2 requires monthly principal and interest payments over the term of Note 2. Principal payments will be $100,000 per month. The Notes currently may be prepaid at any time without payment of any premium or penalty, together with interest thereon accrued to the date of prepayment. In addition, upon the occurrence and during the continuance of an event of default (as defined in the Notes), Adenosine may accelerate payments due under the Notes and, in the event of such an acceleration, the amount due and owing to Adenosine shall be 100% of the then outstanding principal amount of the Notes, plus accrued and unpaid interest, if any.
     The following unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2008 and the unaudited pro forma combined condensed consolidated statements of operations for the three months ended June 30, 2008 and for the year ended March 31, 2008 give effect to the acquisition described above accounted for under the purchase method of accounting. The unaudited pro forma combined condensed consolidated financial statements are based on historical consolidated financial statements of CLDA and Adenosine under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements.
     The unaudited pro forma combined condensed consolidated balance sheet assumes that the acquisition was consummated on June 30, 2008 and the unaudited pro forma combined condensed consolidated statements of operations for the three months ended June 30, 2008 and for the year ended March 31, 2008 assumes the acquisition was consummated on April 1, 2008 and 2007, respectively. For purposes of presenting the unaudited pro forma combined condensed consolidated balance sheet, Adenosine assets and liabilities have been recorded at their estimated fair values. These fair values are based on preliminary estimates. Upon completion of a detailed review of assets and liabilities, including intangibles, certain adjustments may be required to finalize the purchase accounting that could be material to CLDA’s financial statements.
     The unaudited pro forma combined condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the acquisition had been consummated on the dates indicated or which may be obtained in the future. The unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of CLDA and ATL.

CLINICAL DATA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED
CONDENSED CONSOLIDATED BALANCE SHEET

	As of June 30, 2008
	CLDA	ATL	Pro Forma		Pro Forma
(In thousands)	Historical	Historical	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$38,557	$8,216	$(19,216)	(A)(B)	$27,557
Accounts receivables, net	6,920	1,038	(1,038)	(A)	6,920
Prepaid expenses and other current assets	2,654	33	(24)	(C)	2,663

Total current assets	48,131	9,287	(20,278)		37,140
Marketable securities, at fair value	12,725	—			12,725
Property, plant and equipment	9,577	378	(17)	(D)	9,938
Goodwill	31,079	—			31,079
Intangible assets, net	11,609	—			11,609
Other assets	442	37	(13)	(C)	466

Total assets	$113,563	$9,702	$(20,308)		$102,957

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current portion of long-term debt	$1,592	$986	$4,400	(E)	$6,978
Current portion of capital lease obligations	976	20			996
Accounts payable	5,209	325	(325)	(F)	5,209
Accrued expenses	5,110	—	397	(G)	5,507
Customer advances and deferred revenue	2,457	—			2,457
Deferred option income, current	—	724	(724)	(F)	—

Total current liabilities	15,344	2,055	3,748		21,147

Long-Term Liabilities:
Long-term debt, net of current portion	2,698	2,129	17,600	(D)	22,427
Capital lease obligations, net of current portion	2,023	78			2,101
Other long-term liabilities	114	3			117
Deferred option income, long-term	—	1,454	(1,454)	(F)	—
Contingent acquisition costs	—	—	15,881	(H)	15,881

Total long-term liabilities	4,835	3,664	32,027		40,526

Total liabilities	20,179	5,719	35,775		61,673

Stockholders’ Equity:
Preferred stock	—	—	—		—
Common stock	211	—	—		211
Additional paid-in capital	223,182	—	—		223,182
Accumulated deficit	(133,630)	—	(52,100)	(I)	(185,730)
Members’ equity	—	3,983	(3,983)	(J)	—
Other comprehensive income	3,621	—	—		3,621

Total stockholders’ equity	93,384	3,983	(56,083)		41,284

Total liabilities and stockholders’ equity	$113,563	$9,702	$(20,308)		$102,957

See notes to unaudited pro forma combined condensed consolidated financial statements.

CLINICAL DATA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the three months ended June 30, 2008
	CLDA	ATL	Pro Forma		Pro Forma
(In thousands, except per share amounts)	Historical	Historical	Adjustments		Combined
Revenues	$9,189	$605	$—		$9,794
Cost of revenues	6,847	—	—		6,847

Gross profit	2,342	605	—		2,947

Operating expenses:
Research and development	8,282	1,080	—		9,362
Sales and marketing	3,317	—	—		3,317
General and administrative	6,090	455			6,545
Purchased in process research and development	—	—	52,100	(I)	52,100

Total operating expenses	17,689	1,535	52,100		71,324

Loss from operations	(15,347)	(930)	(52,100)		(68,377)

Interest expense	(118)	(95)	(329)	(E)	(542)
Interest income	371	46	(46)	(A)	371
Other income (expense), net	2	14	—		16

Loss from continuing operations before taxes	(15,092)	(965)	(52,475)		(68,532)
Provision for income taxes	(84)	—	—		(84)

Loss from continuing operations	(15,176)	(965)	(52,475)		(68,616)
Income from discontinued operations	312	—	—		312

Net loss	$(14,864)	$(965)	$(52,475)		$(68,304)

(Loss) income per basic and diluted share:
Continuing operations	$(0.71)				$(3.24)
Discontinued operations	0.01				0.01

Net loss	$(0.70)				$(3.23)

Weighted average shares:
Basic and diluted	21,138				21,138
See notes to unaudited pro forma combined condensed consolidated financial statements.

CLINICAL DATA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the year ended March 31, 2008
	CLDA	ATL	Pro Forma		Pro Forma
(In thousands, except per share amounts)	Historical	Historical	Adjustments		Combined
Revenues	$34,032	$2,626	$—		$36,658
Cost of revenues	26,266	—	—		26,266

Gross profit	7,766	2,626	—		10,392

Operating expenses:
Research and development	18,586	4,830	—		23,416
Sales and marketing	9,997	—	—		9,997
General and administrative	27,387	1,799	—		29,186
Purchased in process research and development	—	—	52,100	(I)	52,100

Total operating expenses	55,970	6,629	52,100		114,699

Loss from operations	(48,204)	(4,003)	(52,100)		(104,307)

Interest expense	(531)	(183)	(1,224)	(E)	(1,938)
Interest income	2,071	338	(338)	(A)	2,071
Other income (expense), net	519	29	—		548

Loss from continuing operations before taxes	(46,145)	(3,819)	(53,662)		(103,626)
Benefit fom income taxes	28	—	—		28

Loss from continuing operations	(46,117)	(3,819)	(53,662)		(103,598)
Income from discontinued operations	10,787	—	—		10,787

Net loss	$(35,330)	$(3,819)	$(53,662)		$(92,811)

(Loss) income per basic and diluted share:
Continuing operations	$(2.42)				$(5.43)
Discontinued operations	0.57				0.57

Net loss	$(1.85)				$(4.86)

Weighted average shares:
Basic and diluted	19,081				19,081
See notes to unaudited pro forma combined condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1.	Basis of Presentation

The unaudited pro forma combined condensed consolidated balance sheet gives effect to the acquisition, which was accounted for under the purchase method of accounting, as if it had been consummated on June 30, 2008.

The unaudited pro forma combined condensed consolidated statements of operations have been prepared to reflect the acquisition as if it occurred on April 1, 2008 and 2007, respectively.

2.	Purchase Price Allocation

The purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The estimated fair value of the assets acquired and liabilities assumed exceeded the initial payments by $15.8 million. Pursuant to Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations (SFAS No. 141), the Company recorded as a liability, an amount equal to the lesser of the maximum amount of contingent consideration or the excess. When the contingency is resolved and the consideration is issued or becomes issuable, any excess of the fair value of the contingent consideration issued or issuable over the amount that was recognized as if it was a liability shall be recognized as an additional cost of the acquired entity. If the amount initially recognized as if it was a liability exceeds the fair value of the consideration issued or issuable, that excess shall be allocated as a pro rata reduction of the amounts assigned to assets acquired in accordance with SFAS No. 141. Any amount that remains after reducing those assets to zero shall be recognized as an extraordinary gain. The allocation of the purchase price remains subject to potential adjustments, including contingent consideration and the estimated transaction costs.

The components of the preliminary purchase price allocation are as follows:

(In 000’s)
Purchase Prices:
Cash	$11,000
Debt	25,200
Contingent acquisition costs	15,788
Estimated transaction costs	350

$52,338

Allocation:
Prepaid expenses and other current assets	$9
Property and equipment	351
Other assets	23
Acquired in-process research and development costs	52,100
Accrued vacation	(47)
Capital lease obligations	(96)
Deferred rent	(2)

$52,338

Differences between the above allocations and the June 30, 2008 unaudited pro forma combined condensed consolidated balance sheet reflect changes in ATL’s balance sheet between June 30, 2008 and August 4, 2008.

3.	Pro Forma adjustments

The following is a summary of pro forma adjustments reflected in the unaudited pro forma combined condensed consolidated financial statements based on preliminary estimates, which may change as additional information is obtained:
(A)	In the transaction, ATL retained its cash and receivables (up to an aggregate of $10 million). As a result, the interest income earned on the cash and cash equivalents has been eliminated.

(B)	To record the cash purchase price of $11 million paid at closing.

(C)	To exclude certain prepaid assets and other assets not included in the transaction.

(D)	To adjust the ATL’s fixed assets to fair value.

(E)	To record Note 1 issued in connection with the acquisition and the related interest expense. Note 2 was issued to replace the existing ATEL Ventures, Inc. note which was prepaid in full by ATL on August 4, 2008 per the terms of the note, and accordingly, no pro forma adjustment is necessary.

(F)	To exclude liabilities not assumed in the purchase agreement.

(G)	To accrue for the acquisition related expenses of approximately $350,000 and the accrued vacation balance of approximately $47,000 assumed in the acquisition.

(H)	To record the contingent consideration up to the amount of the excess of fair value (see Note 2).

(I)	Represents the fair value of the IPR&D projects of ATL at the date of acquisition. Since the cost relates to projects that had not yet reached technological feasibility and had no alternative use at their date of acquisition, the cost was expensed at acquisition.

(J)	Represents the elimination of the members’ historical equity.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ C. Evan Ballantyne
C. Evan Ballantyne
Senior Vice President and Chief Financial Officer

DATE: October 6, 2008

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of McGladrey & Pullen, LLP. Filed herewith.

99.1	Asset Purchase Agreement, dated August 4, 2008. Filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the Commission on August 8, 2008, and incorporated herein by reference.

99.2	Secured Promissory Note (principal amount $22,000,000), dated August 4, 2008. Filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed with the Commission on August 8, 2008, and incorporated herein by reference.

99.3	Secured Promissory Note (principal amount $3,200,000), dated August 4, 2008. Filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K, filed with the Commission on August 8, 2008, and incorporated herein by reference.

99.4	Security Agreement, dated August 4, 2008. Filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K, filed with the Commission on August 8, 2008, and incorporated herein by reference.

99.5	Guaranty, dated August 4, 2008. Filed as Exhibit 99.5 to the Company’s Current Report on Form 8-K, filed with the Commission on August 8, 2008, and incorporated herein by reference.